Exhibit 99.1

Sound Financial Reports Improving Fourth Quarter and Year to Date Earnings

SEATTLE--(BUSINESS WIRE)--February 3, 2011--Sound Financial Inc. (OTCBB: SNFL), holding company for Sound Community Bank, today announced its fourth consecutive quarter of improving earnings.

The Company reported net income of $0.20 per diluted share, or $576,000 for the quarter ended December 31, 2010. This compares to net income of $0.14 per diluted share, or $421,000 in the previous quarter and a net loss of $0.16 per diluted share or $462,000 for the fourth quarter of 2009.

For the 12 months ended December 31, 2010, the Company reported net income of $0.46 per diluted share, or $1.3 million. This compared to a net loss of $0.21 per diluted share or $614,000 for the 12 months ended December 31, 2009.

Highlights for the Quarter:

- Net Interest Margin was 4.93% for the quarter ended 12/31/10

- Efficiency Ratio decreased to 53.66% for the quarter ended 12/31/10 from 64.76% for the quarter ended 9/30/10

- Non-Performing Loans to Gross Loans decreased 28 basis points from 2.79% at 9/30/10 to 2.51% at 12/31/10

- The Bank remains “Well Capitalized” with Tier 1 Capital of 7.89% and Total Risk Based Capital of 11.67% at 12/31/10

Highlights for the Year:

- Net Interest Margin increased 85 basis points from 3.99% in 2009 to 4.84% for the year ended 12/31/10

- Efficiency Ratio decreased to 64.70% for the year ended 12/31/10 from 79.22% for the year ended 12/31/09

- Non-Performing Loans to Gross Loans decreased 59 basis points from 3.10% at 12/31/09 to 2.51% at 12/31/10

Laurie Stewart, President and CEO said, “We are pleased to report improved results for the quarter and the year. This was difficult year for all financial institutions and required us to make difficult decisions to improve performance. However, our focus on cost control, including the closure of our East Marginal Way branch, has paid off. In particular our net interest margin and efficiency ratio have both improved markedly over 2009. These improvements, along with stabilizing credit quality, have contributed to our return to profitability this year. We are cautiously optimistic that these trends will continue as we enter 2011.”

	As of
	12/31/2010	9/30/2010	12/31/2009
	(In thousands)
Selected Consolidated Financial Condition Data:
Total assets	$334,932	$345,775	$337,806
Total loans, net	294,810	304,792	286,357
Loans held for sale	902	1,836	2,858
Available-for-sale securities, at fair value	4,541	4,655	9,899
Federal Home Loan Bank stock, at cost	2,444	2,444	2,444
Bank-owned life insurance	6,729	6,663	6,463
Other real estate owned and repossessed assets	2,625	3,313	1,384
Total deposits	278,494	285,777	287,564
Borrowings	24,849	30,210	20,000
Total stockholders’ equity	26,902	26,175	25,068

	Quarter Ended
	12/31/2010	9/30/2010	12/31/2009
	(In thousands)
Selected Consolidated Operating Data:
Total interest income	$4,690	$4,930	$4,909
Total interest expense	924	1,043	1,496
Net interest income	3,766	3,887	3,413
Provision for loan losses	1,500	950	1,950
Net interest income after provision for loan losses	2,266	2,937	1,463
Service charges and fee income	544	558	546
Fair value adjustment on mortgage servicing rights	300	(284)	125
Gain on sale of securities	-	-	273
Other than temporary impairment on securities	-	(47)	(61)
Gain on sale of loans	320	343	101
Loss on sale of assets	(170)	(202)	(38)
Other noninterest income	309	142	291
Total noninterest income	1,303	510	1,237
Total noninterest expense	2,720	2,848	3,465
Income (loss) before provision (benefit) for income taxes	849	600	(765)
Provision (benefit) for income taxes	273	178	(302)
Net income (loss)	$576	$421	$(462)

Selected Financial Ratios and Other Data:
Performance ratios:
Return on assets (ratio of net income (loss) to average total assets)	0.69%	0.49%	-0.53%
Return on equity (ratio of net income (loss) to average equity)	8.65%	6.55%	-7.17%
Net interest margin	4.93%	4.93%	4.26%
Noninterest income to operating revenue	25.71%	11.60%	26.60%
Noninterest expense to average total assets	3.26%	3.33%	3.94%
Average interest-earning assets to average interest-bearing liabilities	100.71%	100.91%	99.48%
Efficiency ratio	53.66%	64.76%	74.51%

Asset quality ratios:
Non-performing assets to total assets	3.03%	3.45%	3.07%
Non-performing loans to gross loans	2.51%	2.79%	3.10%
Allowance for loan losses to non-performing loans	59.01%	45.56%	38.64%
Allowance for loan losses to gross loans	1.48%	1.27%	1.20%
Net charge-offs to average loans outstanding	1.31%	1.32%	1.39%

Consolidated capital ratios:
Equity to total assets at end of period	8.03%	7.55%	7.42%
Average equity to average assets	7.99%	7.51%	7.33%

	Year Ended
	12/31/2010	12/31/2009
	(In thousands)
Selected Consolidated Operating Data:
Total interest income	$19,314	$19,128
Total interest expense	4,288	7,057
Net interest income	15,026	12,071
Provision for loan losses	4,650	4,275
Net interest income after provision for loan losses	10,376	7,796
Service charges and fee income	2,182	2,081
Fair value adjustment on mortgage servicing rights	103	125
Gain on sale of securities	64	273
Other than temporary impairment on securities	(99)	(61)
Gain on bargain purchase of branches	-	227
Gain on sale of loans	785	157
Loss on sale of assets	(461)	(627)
Other noninterest income	891	1,134
Total noninterest income	3,465	3,308
Total noninterest expense	11,965	12,184
Income (loss) before provision (benefit) for income taxes	1,876	(1,079)
Provision (benefit) for income taxes	545	(465)
Net income (loss)	$1,331	$(614)

Selected Financial Ratios and Other Data:
Performance ratios:
Return on assets (ratio of net income (loss) to average total assets)	0.39%	-0.19%
Return on equity (ratio of net income (loss) to average equity)	5.17%	-2.38%
Net interest margin	4.84%	3.99%
Noninterest income to operating revenue	18.74%	21.51%
Noninterest expense to average total assets	3.53%	3.74%
Average interest-earning assets to average interest-bearing liabilities	100.54%	101.78%
Efficiency ratio	64.70%	79.22%

Sound Financial Inc. is the holding company for Sound Community Bank, a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates five full-service banking offices in King, Pierce, Snohomish and Clallam Counties, and is on the web at www.soundcb.com.

Forward-Looking Statements

This report contains statements that are not historical or current fact and constitute forward-looking statements. In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Results of operations and business are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

CONTACT:
Sound Financial Inc.
Media:
Laurie Stewart, 206-448-0884 x-306
or
Financial:
Matt Deines, 206-448-0884 x-305